UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2013

DIGITALGLOBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34299	31-1420852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Dry Creek Drive, Suite 260

Longmont, Colorado 80503

(Address of principal executive offices, including zip code)

(303) 684-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change to Fiscal Year.

On October 22, 2013, the Board of Directors of DigitalGlobe, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated By-Laws (the “By-Laws”), with such amendment to be effective immediately. The Board of Directors amended Section 3.1 of Article III of the Company’s By-Laws to provide for a majority voting standard for the election of directors in uncontested elections. A plurality voting standard will continue to apply in the event of a contested director election.

In connection with the amendment to the Company’s By-Laws, the Board of Directors also approved a director resignation policy consistent with the majority voting standard. This policy provides that an incumbent director who stands for election to the Board of Directors but who fails to receive a majority of the votes cast in an uncontested election shall tender his or her resignation to the Chairman of the Board of Directors or the Secretary of the Company promptly following certification of the election results. In such circumstances, the Board of Directors, taking into account the recommendation of the Governance and Nominating Committee of the Board of Directors, shall act on the resignation and, if such resignation is rejected, the Company shall publicly disclose the rationale behind the decision within 90 days following certification of the election results. The Governance and Nominating Committee and the Board of Directors may, in making their recommendation or decision, as applicable, consider any factors and other information that they consider appropriate and relevant.

The foregoing summary of the By-Laws is qualified in its entirety by reference to the full text of the By-Laws which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d) The following exhibits are furnished with this report:

Exhibit 3.1                             Amended and Restated By-Laws of DigitalGlobe, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2013	DIGITALGLOBE, INC.

	By:	/s/ Daniel L. Jablonsky
Daniel L. Jablonsky
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of DigitalGlobe, Inc.